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                                                                         EXHIBIT
                                                                         4.16



                               EXTENSION AGREEMENT
                                      WITH
                               HENRI ANDRE BOHNEN




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                              EXTENSION AGREEMENT

It is hereby agreed that the Consulting Agreement dated May 15, 2001 between us and you, Henri Andre Bohnen is hereby extended from September 1, 2001 to February 28, 2002. In payment of the services performed or to be performed during the aforesaid extension period, it is further agreed that J-Bird music Group, Ltd. will issue to you 20,000 shares of its common stock.

Dated:
As of September 1, 2001

                                            Signed:

                                            J-Bird Music Group, Ltd.
                                            By: s/Hope D. Trowbridge
                                            ------------------------
                                            Hope D. Trowbridge
                                            President


                                            s/Henri Andre Bohnen
                                            --------------------
                                            Henri Andre Bohnen